UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2020

Date of Report (Date of earliest event reported) November 13, 2020

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On November 13, 2020, the board of directors (the “Board”) of Jazz Pharmaceuticals plc (the “Company”), upon the recommendation of the nominating and corporate governance committee of the Board, appointed Jennifer Cook and Mark D. Smith, M.D. to the Board, in each case effective as of December 1, 2020, as a Class II director and a Class I director, respectively, for terms expiring at the annual general meetings of shareholders to be held in 2022 and 2021, respectively. There were no arrangements or understandings between Ms. Cook and any other persons or between Dr. Smith and any other persons pursuant to which either Ms. Cook or Dr. Smith were selected as a director.

Ms. Cook and Dr. Smith will each receive cash and equity compensation for their respective service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 12, 2020, as supplemented by the definitive additional materials on Schedule 14A filed with the Securities and Exchange Commission on July 21, 2020.

In connection with their respective election to the Board, the Company and each of Ms. Cook and Dr. Smith entered into the Company’s standard indemnification agreement that requires the Company, under the circumstances and to the extent provided for therein, to indemnify each of Ms. Cook and Dr. Smith to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by either Ms. Cook or Dr. Smith as a result of either Ms. Cook or Dr. Smith being made a party to certain actions, suits, proceedings and other actions by reason of the fact that either Ms. Cook or Dr. Smith is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

Resignation of Directors

On November 13, 2020, each of Paul Berns and Elmar Schnee notified the Board of his intention to resign as a director of the Company. Mr. Bern’s resignation will be effective as of or prior to the Company’s 2021 annual general meeting of shareholders (the “2021 Annual Meeting”). Mr. Schnee will not stand for re-election to the Board, when his term expires, at the 2021 Annual Meeting. Neither of the resignations of Mr. Berns or Mr. Schnee was the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena M. Patil
Name:	Neena M. Patil
Title:	Senior Vice President and General Counsel

Date: November 17, 2020